Exhibit 10.3

FIRST AMENDMENT TO
INDEPENDENT CONTRACTOR AGREEMENT
This First Amendment (“First Amendment”) is made and entered into, effective as of August 10, 2020 (“Effective Date”), by and between Eugene Cavanaugh (“Contractor”) and USA Technologies, Inc., a Pennsylvania corporation (the “Company” and, together with the Contractor, individually a “Party” and collectively the “Parties”) to the Independent Contractor Agreement (the “Agreement”) between the parties dated June 29, 2020.
WHEREAS, the Parties desire to amend the Agreement; and
NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the sufficiency of which is acknowledged by both Contractor and Company, the parties hereby agree as follows:
1.	The “Term of the Agreement’ is amended, as follows:
Term of Agreement:
The term of this Agreement will continue in effect until either Party’s termination of the Agreement upon 14 days’ prior written notice to the other Party.
2.	The ‘Services to be Rendered by Contractor’ is hereby deleted and replaced with:
Services to be Rendered by Contractor:
Contractor agrees to perform consulting services for the Company’s finance and accounting functions and its executive management, as well as such additional projects and services as determined to be necessary by the Company.
3.	All other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their authorized representatives as of the Effective Date.
Company:	Contractor:

/s/ Sean Feeney	/s/ Eugene Cavanaugh
By Sean Feeney, CEO	By: Eugene Cavanaugh

Date: 8/10/2020	Date: 8/10/2020